AMENDMENT NO. 1 TO ACQUISITION AGREEMENT


         AMENDMENT NO. 1, dated as of September 30, 1996 (this "Amendment No. 1"), to the Acquisition Agreement, dated as of September 6, 1996 (the "Acquisition Agreement"), among FAM Acquisition LLC, FAMAQH BETA HOLDINGS LLC, M.D.C. Holdings, Inc., Financial Asset Management Corporation, and M.D.C. Residual Holdings, Inc.

         WHEREAS, the parties to the Acquisition Agreement desire to effect an amendment to the Acquisition Agreement as provided in this Amendment No. 1.

         NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  herein
contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1. Capitalized terms used in this Amendment No. 1 and not otherwise defined shall have the meanings ascribed in the Acquisition Agreement, as amended by this Amendment No. 1.

         2. The Acquisition Agreement is amended by adding FAMAQH BETA HOLDINGS LLC, a Colorado limited liability company, as a party thereto.

         3. Clause (i) of the Preamble to the Acquisition Agreement is amended by deleting such clause in its entirety and replacing in its stead the following:

         (i) FAM Acquisition LLC, a Colorado limited liability company, and FAMAQH BETA HOLDINGS LLC, a Colorado limited liability company, having their principal place of business at 1873 South Bellaire, 17th Floor, Denver, Colorado 80222 (together, "CLLC");.

         4. Section 1.1 to the Acquisition Agreement is amended by adding the following parenthetical to the end of Section 1.1:

          (with 99.5% of the Interests conveyed to FAM Acquisition LLC and 0.5% of the Interests conveyed to FAMAQH BETA HOLDINGS LLC).

         5. Section 1.2 of the Acquisition Agreement is amended by deleting the following sentence:

          The purchase price for the Interests shall be Seven Million Dollars ($7,000,000) in cash plus the amount of the Note, as defined below (the "Purchase Price").

and replacing in its stead the following sentence:



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          The purchase price for the Interests shall be Six Million  Dollars
          ($6,000,000) in cash, plus the amount of the Notes, as defined below (the "Purchase Price").


         6. Section 1.2(c) of the Acquisition Agreement is further amended by deleting Subsection 1.2(c) in its entirety and replacing in its stead the following:

                  (c) To Old FAMC and MDC Sub, cash in the amount of Five Million Seven Hundred Thousand Dollars ($5,700,000).

         7. Section 1.3 of the Acquisition Agreement is amended by deleting such Section in its entirety and replacing in its stead the following:

         1.3 Notes. At the Closing, FAM Acquisition LLC shall deliver to Old FAMC and MDC Sub the following:

                           (a) one or more Secured, Senior-Subordinated, Convertible Promissory Notes in the aggregate principal amount of Four Million Four Hundred Fifty Thousand Dollars ($4,450,000) in the form attached hereto as Exhibit 1.3(a) (collectively, the "$4.45 Million Notes"), and

                           (b) a Secured, Senior-Subordinated Promissory Note in the principal amount of One Million Dollars ($1,000,000), personally guaranteed by Mr. Terry Considine, in the form attached hereto as
         Exhibit 1.3(b) (the "$1.0 Million Note," and together with the $4.45 Million Notes, the "Notes").

         8. Section 7.4 of the Acquisition Agreement is amended by deleting the term "CLLC" from the second sentence thereof and replacing in its stead the term "FAM Acquisition LLC".

         9. With respect to Section 9.4 of the Acquisition Agreement, CLLC hereby waives as a condition to Closing under Article 9 of the Acquisition Agreement receipt of the consents of (a) bond administration clients to the assignment of the bond administration contracts to FAMC and (b) licensors to the assignment of certain software licenses to FAMC; provided, however, (i) MDC, Old FAMC and MDC Sub agree to use their best efforts to obtain such consents as soon as practicable following Closing, (ii) MDC, Old FAMC and MDC Sub agree to pay to FAMC all amounts received with respect to services rendered under such contracts and amounts received with respect to such licenses after the Closing Date, and
(iii) any Loss incurred by CLLC as a result of the failure to obtain such consents shall be subject to indemnification pursuant to Section 4.1; provided, however, that the One Hundred Thousand Dollar ($100,000.00) limitation on liability set forth in Section 4.1 shall not apply.


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         10.      Section 10.4 of the Acquisition Agreement is amended by
deleting such Section in its entirety and replacing in its stead the following:


                    10.4 Authority of CLLC. All action required to be taken by or on the part of CLLC to authorize the execution, delivery and performance of this Agreement by CLLC and the consummation of the transactions contemplated hereunder shall have been duly and validly taken, and FAM Acquisition LLC shall have provided to MDC, Old FAMC, and MDC Sub copies of resolutions and consents of its General Manager evidencing such action, certified by a duly authorized member or manager of FAM Acquisition LLC.

         11. Section 10.6 of the Acquisition Agreement is amended by deleting the phrase "the Asset Management Committee of" from the third line thereof.

         12. Section 11.5 of the Acquisition Agreement is amended by deleting clause (i) thereof and replacing in its stead the following clause: "(i) seek to manage AIC or CAI or compete, directly or indirectly, with the businesses of AIC or CAI as they exist on the Closing Date,".

         13. Section 11.6 of the Acquisition Agreement is amended by adding the following sentence at the end thereof:

                  The lease shall be for Suite 350, 3600 South Yosemite, Denver, Colorado 80237, comprising approximately 5,199 square feet, at a rate of $12.75 per square foot.

         14. Article 11 of the Acquisition Agreement is amended by adding the following Sections immediately after Section 11.6:

                  11.7 Transition Cooperation. For a period not to exceed the period of time MDC leases space to FAMC pursuant to Section 11.6, MDC, FAMC and CLLC shall cooperate with each other and provide to each other certain transition services (other than tax and legal services) as are reasonably acceptable to such parties, at rates and fees for such services as are reasonably acceptable to the parties. No party shall be liable to any other party in connection with the provision of such transition services. MDC, Old FAMC, MDC Sub and FAMC shall terminate the Services Agreement dated as of April 1, 1996.

                  11.8 Merger of FAMC. Immediately after the Closing, in accordance with the Colorado Limited Liability Company Act (and any other applicable state law), FAM Acquisition LLC shall be merged with and into FAMC, with FAMC as the surviving entity. As of the effective time of such

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                  merger,  the  identity, existence,  organization,  purposes, powers, objects, franchises, privileges, rights, and immunities of FAM Acquisition LLC shall be merged with and into FAMC, and FAMC shall, as the surviving entity, (a) be fully vested therewith and (b) assume all of the liabilities and obligations of FAM Acquisition LLC. The separate existence and the organization of FAM Acquisition LLC, except insofar as they may continue by statute, shall cease as of the effective time of such merger.

                        Notwithstanding  any other provision of this Agreement
                  to the contrary, such merger shall not constitute a breach of any representation, warranty, covenant, or agreement contained in this Agreement, or an Event of Default under any of the Notes.

         15. The Acquisition Agreement is amended by deleting all other references to "Note" in the Acquisition Agreement, including the reference in
Section 11.5, but excluding any references in Exhibit 1.3(a) and Exhibit 1.3(b) hereto, and replacing in its stead the term "Notes".

         16. Exhibit 1.3 to the Acquisition Agreement is amended by deleting such Exhibit in its entirety and replacing in its stead Exhibit 1.3(a) and
Exhibit 1.3(b) hereto.

         17. Exhibit 3.5, Exhibit 3.8, and Exhibit 3.12 to the Acquisition Agreement are amended by deleting such Exhibits in their entirety and replacing in their stead Exhibit 3.5, Exhibit 3.8, and Exhibit 3.12 hereto.

         18. Except as expressly set forth above, the provisions of the Acquisition Agreement shall remain in full force and effect.

         19. All Exhibits hereto shall be deemed to be incorporated into and made part of this Amendment No. 1. This Amendment No. 1, together with the Acquisition Agreement and Exhibits and Schedules hereto and thereto, contains the entire agreement among the parties and there are no agreements, representations, or warranties by any of the parties hereto which are not set forth herein.

         20. This Amendment No. 1 may be executed in several identical counterparts, all of which when taken together shall constitute but one instrument, and it shall not be necessary in any court of law to introduce more than one fully executed counterpart in proving this Amendment No. 1.

         21. The provisions of this Amendment No. 1 are severable and the invalidity of any provision shall not affect the validity of any other provision.


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         22.  The execution, interpretation, and performance of this Amendment
No. 1 shall be governed by the laws of the State of Colorado which apply to contracts executed and performed solely in Colorado.




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         IN  WITNESS  WHEREOF,  the  parties  hereto  have  duly  executed  this
Amendment No. 1 as of the date first above written.

                                              FAM ACQUISITION LLC


                                              By:
                                              Name:    Terry Considine
                                              Title:   General Manager

                                              FAMAQH BETA HOLDINGS LLC


                                              By:
                                                 -------------------------
                                              Name:    Terry Considine
                                              Title:   General Manager

                                              M.D.C. HOLDINGS, INC.


                                              By:
                                                 -------------------------
                                              Name:
                                              Title:

                                              FINANCIAL ASSET MANAGEMENT
                                              CORPORATION


                                              By:
                                                 -------------------------
                                              Name:
                                              Title:

                                              M.D.C. RESIDUAL HOLDINGS, INC.


                                              By:
                                                 -------------------------
                                              Name:
                                              Title: